Exhibit 99.1

CONVERGYS NEWS RELEASE

Convergys to Acquire Stream for $820 Million

Acquisition Will Create $3B Customer Management Services Company with

Expanded US and Global Presence and Delivery Capabilities

Convergys Expects Transaction to be Accretive to EPS and to Strengthen Long-

term Revenue and Earnings Growth Potential

Convergys Also Reaffirms Guidance for 2013

(Cincinnati; January 6, 2014) - - - Convergys Corporation (NYSE: CVG) and Stream Global Services, Inc., both premier providers of customer management services, today announced entry into a definitive merger agreement under which Convergys will acquire Stream for a total enterprise value of $820 million in cash, subject to certain adjustments, from funds managed by Ares Management and Providence Equity Partners, as well as from LiveIt, the BPO investment arm of Ayala Corp. Convergys also announced the transaction is expected to add approximately $0.35 in diluted earnings per share (EPS) in the first 12 months after close, excluding one-time charges, intangible amortization and integration costs.

By adding Stream’s complementary client base, geographic footprint and service capabilities, Convergys expects the acquisition to expand and strengthen its US and global presence in the $55 billion outsourced customer management services industry. When combined, total company revenue is expected to exceed $3 billion, creating the second largest customer management services provider in the world.

“This acquisition is an important step forward in our plan for strategic growth and value creation,” said Andrea Ayers, president and CEO of Convergys. “Both Convergys and Stream have a history of commitment to our clients, and dedication to excellence in representing the world’s largest brands. We expect this transaction to be highly accretive and to allow us to leverage our strong balance sheet to position Convergys for enhanced revenue, margin improvement and EPS growth.”

“We believe this combination will strengthen Convergys by diversifying our client base and enabling us to offer a wider range of customer transactions in a more cost effective manner from multiple geographies, at scale. Our plan is to build upon the best practices and management teams from both companies to deliver superior customer benefits and enhanced value for our clients and shareholders, and provide new opportunities for our employees,” Ayers said.

Strategic and Financial Benefits of the Acquisition

Expands and diversifies client base – Stream serves a number of the world’s leading companies in the technology, computing, telecommunications, retail, entertainment/media and financial services industries, and its marquee client list is complementary to Convergys’ client base. Stream’s technical support services expertise is expected to strengthen Convergys’ position in the technology industry and also to provide new opportunities to offer Convergys’ extensive suite of capabilities to a broader set of clients.

Extends geographic reach, breadth of languages and service capabilities – By integrating Stream’s delivery capacity in the Americas, Europe, Asia-Pacific, Middle East and Africa, Convergys expects to extend its geographic reach, breadth of languages and service capabilities. Stream’s in-country language skills across Europe and Latin America are expected to provide Convergys with augmented solution offerings for multinational clients in the United States and around the globe.

Enhances revenue and profit potential – The transaction is expected to provide Convergys with a more diversified portfolio of clients, geographic footprint, and service capabilities to enhance revenue, cost efficiency and opportunity for future growth, which Convergys expects will strengthen its prospects for long-term revenue and profit improvement. Once the transaction is complete, Convergys expects to have approximately 125,000 employees serving clients in 35 languages from over 135 contact centers in 25 countries.

Transaction and Integration Details

The transaction is expected to close in the first quarter of 2014, subject to the satisfaction of customary closing conditions, including applicable regulatory requirements.

Convergys today also announced its intention to finance the transaction through $400 million of cash on hand, a new $350 million term loan for which Convergys has received a commitment letter from Citigroup Global Markets Inc. and BofA Merrill Lynch, and existing credit facilities for the balance, although obtaining such financing is not a condition to the closing of the transaction. Convergys expects to extend its accounts receivable securitization and revolving credit facilities, and upon closing, to have at least $550 million in available liquidity including undrawn credit facilities, cash and short term investments.

Convergys and Stream plan to establish a transition team composed of members of both management teams to prepare for and oversee the integration of the businesses. Because of the compatible business models and numerous similarities between organization structures and cultures, Convergys expects a smooth integration and annual cost synergies of approximately $25 million when fully realized.

Centerview Partners LLC acted as financial advisor to Convergys, and Robert W. Baird & Co. acted as financial advisor to Stream. Wachtell, Lipton, Rosen & Katz and Frost Brown Todd LLC acted as legal counsel to Convergys and Proskauer Rose LLP acted as legal counsel to Stream.

2013 Business Outlook Reaffirmed

Convergys today also reaffirmed its 2013 guidance for revenue to approximate $2.045 billion, adjusted EBITDA to exceed $248 million, and adjusted EPS from continuing operations to approximate $1.10.

Not included in this guidance is the impact of strategic acquisition activity or results classified within discontinued operations related to the sale of Convergys’ Information Management business as well as other impacts from corporate simplification actions initiated in prior years such as non-cash pension settlement charges.

Conference Call and Webcast

Convergys will host a conference call and webcast presentation at 5:00 PM, Eastern time, to discuss today’s announcement. It will feature its President and Chief Executive Officer Andrea Ayers and Chief Financial Officer Andre Valentine. The webcast presentation will take place live and will then be available for replay at this link - http://tinyurl.com/ConvergysConferenceCallJan14. This link will replay the webcast presentation through February 6. You may also access the webcast or the recording via the Convergys website, www.convergys.com. Click “Company,” then “Investor Relations,” then “Events and Webcasts.”

About Stream

Stream is a leading global business process outsource (BPO) service provider specializing in customer relationship management, including technical support, customer care and sales, for Fortune 1000 companies. Stream is a trusted partner to some of the world’s leading technology, computing, telecommunications, retail, entertainment/media, and financial services companies. Stream’s service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce of over 40,000 employees capable of supporting over 35 languages across approximately 56 service centers in 22 countries. Stream strives to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients. For more information, visit www.stream.com.

(Stream and the Stream logo are registered trademarks of Stream Global Services, Inc.)

About Convergys

As a leader in customer management for over 30 years, Convergys is uniquely focused on helping companies find new ways to enhance the value of their customer relationships and deliver consistent customer experiences across all channels and geographies. Every day, over 80,000 employees help our clients balance the demands of increasing revenue, improving customer satisfaction, and reducing overall cost using an optimal mix of agent, technology, and analytics solutions. Our actionable insight stems from handling billions of customer interactions annually for our clients. Visit www.convergys.com to learn more.

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

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Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward-looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the ability of the parties to satisfy the conditions precedent and consummate the proposed transaction; (ii) the timing of consummation of the proposed transaction; (iii) the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated; (iv) the ability of Convergys to integrate the acquired operations, implement the anticipated business plans of the combined company following closing and achieve anticipated benefits and cost savings; (v) risks related to disruption of management’s attention from ongoing business operations due to the pending transaction; (vi) the effect of the announcement of the proposed transaction on either party’s relationships with its respective customers, vendors, lenders, operating results and businesses generally; and (vii) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Contacts

Convergys

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com